Exhibit 99.1

For Immediate Release
DARLING INTERNATIONAL TRANSFERS COMMON STOCK LISTING TO
 NEW YORK STOCK EXCHANGE

Irving, Texas, October 24, 2007:  Darling International Inc. (NYSE: DAR) announced, effective today, that it has transferred its common stock listing to the New York Stock Exchange (NYSE) under the symbol “DAR.”

To commemorate the transfer, Chairman and Chief Executive Officer Randall C. Stuewe, together with members of the Darling Board of Directors and executive team, will ring The Opening BellSM of the NYSE on November 27, 2007.

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather and oleo-chemical manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants.

This release contains forward-looking statements which may involve known, and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements.  The Company cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectation on this date.

For more information, please visit http://www.darlingii.com.

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    FOR MORE INFORMATION CONTACT:
         John O. Muse, Executive Vice President of                                                                    251 O’Connor Ridge Blvd., Suite 300
              Finance and Administration, or                                                                                   Irving, Texas 75038
         Brad Phillips, Treasurer                                                                                                      Phone: 972-717-0300